Exhibit 99.1
Latch Completes Restatement of Previously Issued Financial Statements and Files 2022 Annual Report on Form 10-K
The Company continues to work diligently to file its 2023 and 2024 SEC reports

Dec. 20, 2024 – St. Louis – Latch, Inc. (“Latch” or the “Company”), soon to be DOOR, today announced that on December 19, 2024, the Company completed its previously announced restatement and filed its Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) with the U.S. Securities and Exchange Commission (the “SEC”). The Company also concurrently filed its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2022 and September 30, 2022.

The completion of the restatement and the filing of the associated reports with the SEC are major milestones for the Company as it continues to work to become current with its SEC filing obligations, and to obtain quotation of its securities on the OTC Markets.

The Company has made significant progress toward completing its outstanding SEC filings for the year ended December 31, 2023 and expects to make such filings in the first quarter of 2025. The Company is also working diligently toward completing its outstanding SEC filings for the year ending December 31, 2024.

The table below summarizes the Company’s key business metrics for 2022, 2021, and 2020.

Key Business Metrics

(in thousands)

Year ended December 31,
	2022	2021	2020
		(restated)	(restated)
GAAP(1) Measures
Software revenue	$ 13,024	$ 7,402	$ 3,429
Total revenue	$ 42,955	$ 27,613	$ 12,995
Net loss	$ (162,336)	$ (167,146)	$ (67,423)
Non-GAAP Measure
Adjusted EBITDA	$ (118,573)	$ (103,885)	$ (56,043)
(1)Generally accepted accounting principles in the United States of America

Restatement and 2022 10-K Filing Overview
During the quarter ended June 30, 2022, the audit committee (the “Audit Committee”) of the Company’s board of directors commenced an investigation (the “Investigation”) of certain of the Company’s key performance indicators and revenue recognition practices, including the accounting treatment, financial reporting, and internal controls related thereto. Based on the findings of the Investigation, the Audit Committee determined that the Company’s consolidated financial statements for the years ended December 31, 2019, 2020, and 2021 and the quarter ended March 31, 2022 (the “Prior Financial Statements”) should no longer be relied upon.
Following the Investigation, the Company completed a comprehensive review of the Prior Financial Statements (the “Financial Statement Review”). During the course of the Investigation and Financial Statement Review, the Company identified errors in the Prior Financial Statements related to, among other items, (i) revenue recognition of hardware and software sales, (ii) revenue recognition and billing on software licenses, (iii) recognition of various expenses, (iv) internally developed software, and (v) stock-based compensation.
Accordingly, the Company restated the financial statements (i) as of and for the period ended December 31, 2021 and (ii) for the period ended December 31, 2020 (collectively, the “Restated Financial Statement Periods”), as presented in the audited financial statements as of and for the period ended December 31, 2022 in the 2022 Annual Report. The impact of the errors for the period ended December 31, 2019 was adjusted through opening equity as of January 1, 2020 in the audited financial statements presented in the 2022 Annual Report.
The 2022 Annual Report also includes additional unaudited adjusted financial data as of or for certain periods between 2019 and the quarterly period ended March 31, 2022.

The impact of the restatement and related adjustments on the Company’s net loss is presented in the table below:

Net Loss

(in thousands)

	Three months ended	Year ended December 31,
	March 31, 2022	2021	2020
Previously Reported	$ (44,231)	$ (166,319)	$ (65,994)
Restated	$ (46,832)	$ (167,146)	$ (67,423)
Change	$ (2,601)	$ (827)	$ (1,429)

More details, including the impact of the restatement adjustments on each of the annual and interim financial statements and financial information for the relevant periods and a description of the primary categories of adjustments, are presented in the 2022 Annual Report.

About Latch, Inc.
Latch makes spaces better places to live, work, and visit through a system of software, devices, and services. For more information, please visit www.latch.com.

About DOOR
DOOR is on a mission to redefine property management and elevate residential living through the power of AI and machine learning. The DOOR App brings together access control, IoT integrations, and a growing suite of services for residents and property managers, all in one seamless platform. With a vision to expand into physical security and advanced property management solutions, DOOR is continuously evolving to meet the needs of modern living. By leveraging AI-driven insights and automation, we help reduce costs for building owners while creating the connected living experience residents expect. Visit DOOR.com to learn more.
Key Business Metrics
Latch reviews key business metrics to measure its performance, identify trends affecting its business, formulate business plans, and make strategic decisions that will impact the future operating results of the Company. For definitions of our key business metrics, see the 2022 Annual Report. Increases or decreases in the Company’s key business metrics may not correspond with increases or decreases in its revenue.
The limitations these key business metrics have as an analytical tool include: (1) they are not necessarily indicative of the Company’s future financial results and (2) other companies, including companies in Latch’s industry, may calculate key business metrics or similarly titled measures differently, which reduces their usefulness as comparative measures.
Non-GAAP Financial Measures
To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our financial results, we have presented in this release Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies.
We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, provision for income taxes, restructuring, non-ordinary course legal fees and settlement reserves, loss on extinguishment of debt, gain or loss on change in fair value of derivative instruments, warrant liabilities and trading securities, and transaction-related expenses. The most directly comparable GAAP measure is net loss. We believe excluding the impact of these items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. We monitor, and have presented in this release, Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we include in net loss. Accordingly, we believe Adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance.
Adjusted EBITDA is not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with GAAP. In addition, the expenses and other items that we exclude in our calculations of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.
In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. The following table reconciles Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands):

	Year Ended December 31,
	2022	2021	2020
		(restated)	(restated)
Net Loss	($162,336)	($167,146)	($67,423)
Depreciation and amortization	$5,504	$3,093	$1,418
Interest (income) expense, net(a)	$2,961	$7,761	$3,172
Provision for income taxes	$89	$53	$8
Loss on extinguishment of debt	—	$1,469	$199
Change in fair value of derivative liabilities	—	$12,512	$939
Change in fair value of warrant liability	($9,558)	($4,085)	—
Change in fair value of trading securities	$3,460	($50)	—
Restructuring costs(b)	$8,573	—	$1,065
Transaction-related costs(c)	$468	$6,526	$1,618
Non-ordinary course legal fees and settlement reserves(d)	$2,010	$6,927	$1,035
Stock-based compensation and warrant expense(e)	$30,256	$29,055	$1,926
Adjusted EBITDA	($118,573)	($103,885)	($56,043)
(a)As a result of significant discounts provided to our customers on certain long-term software contracts paid in advance, the Company has determined that there is a significant financing component related to the time value of money and has therefore broken out the interest component and recorded it as a component of interest expense, net on its consolidated statements of operations and comprehensive loss. Interest income (expense), net includes interest expense associated with the significant financing component of $5.1 million, $3.1 million, and $1.5 million for the years ended December 31, 2022, 2021, and 2020, respectively.
(b)Restructuring costs resulting from the reductions in force the Company conducted in 2022.
(c)Transaction costs related to the 2021 business combination. These costs are included in research and development, sales and marketing, and general and administrative on the Company’s consolidated statements of operations and comprehensive loss.
(d)Non-ordinary course legal fees and settlement reserves incurred in connection with non-ordinary course litigation and disputes, including $6.8 million related to an estimated liability recorded in connection with a dispute with a service provider during the year ended December 31, 2021. While the Company is involved in various litigation and legal disputes in the ordinary course of its business, the Company believes the non-ordinary course legal fees and settlement reserves included in our calculation of Adjusted EBITDA do not represent normal and recurring operating expenses. These costs are included within general and administrative within the Company’s consolidated statements of operations and comprehensive loss.
(e)Warrant expense was recognized only during the year ended December 31, 2020.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the timing of the Company’s filings with the SEC and the trading or quotation of the Company’s securities on any particular market or exchange. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including: the Company's ability to implement its plans; unexpected delays or difficulties; and other factors outside of the Company’s control. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of the 2022 Annual Report and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.
Media Contact
press@latch.com

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